Exhibit 21.1

SUBSIDIARIES OF SHIFT4 PAYMENTS, INC.

Name	Place of Organization
Shift4 Payments, LLC	Delaware Limited Liability Company
Appetize Technologies, LLC	Delaware Limited Liability Company
C.C. Productions, LLC	New Jersey Limited Liability Company
CFC & FP Enterprises, LLC	California Limited Liability Company
Credorax, Inc.	British Virgin Islands Corporation
Credorax Bank Limited	Malta Corporation
Source Limited	Malta Corporation
Credorax Germany GmbH	Germany Corporation
Credorax (USA) Inc.	Delaware Corporation
Credorax Israel Limited	Israel Corporation
Credorax Holdings UK Limited	United Kingdom Corporation
Credorax Japan Inc.	Japan Corporation
Credorax Services UK Limited	United Kingdom Corporation
Credorax Hong Kong Limited	Hong Kong Corporation
Data Control Systems, LLC of N.C.	North Carolina Limited Liability Company
FourX Holdings, LLC	Delaware Limited Liability Company
FPOS Group, LLC	Ohio Limited Liability Company
Information Systems & Supplies, LLC	Washington Limited Liability Company
iControl-Enterprise, LLC	Delaware Limited Liability Company
Inspiration4, LLC	Delaware Limited Liability Company
Krieg Merger Sub Limited	British Virgin Islands Corporation
Merchant-Link, LLC	Delaware Limited Liability Company
MICROS RETAIL SYSTEMS, LLC	New Jersey Limited Liability Company
Online Payments Group AG	Switzerland Corporation
Pinnacle Hospitality Systems, LLC	Delaware Limited Liability Company
POSitouch, LLC	Rhode Island Limited Liability Company
POSTEC, LLC	Delaware Limited Liability Company
Retail Control Solutions, LLC	Massachusetts Limited Liability Company
Secret POS Systems, LLC dba FOCUS POS	Texas Limited Liability Company
Shift4 (BVI) Limited	British Virgin Islands Corporation
SHIFT4 CORPORATION	Nevada Corporation
S4 HoldCo, LLC	Delaware Limited Liability Company
Shift4 OPG Malta, LLC	Delaware Limited Liability Company
Shift4 OPG Malta Limited	Malta Corporation
SHIFT4 PAYMENTS FINANCE SUB, INC.	Delaware Corporation
Shift4 Payments Lithuania UAB	Lithuania Company
S4-ML HOLDINGS, LLC	Delaware Limited Liability Company
Shift4Shop, LLC	Delaware Limited Liability Company
THE CUSTOMER CONNECTION II LIMITED LIABILITY COMPANY	New Jersey Limited Liability Company
The Giving Block Holdings, LLC	Delaware Limited Liability Company
VenueNext, LLC	Delaware Limited Liability Company
20910 ML USA IP Company, LLC	Delaware Limited Liability Company